UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2012 (October 3, 2012)

Koss Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212
(Address of principal executive offices)  (Zip code)

(414) 964-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Koss Corporation 2012 Omnibus Incentive Plan
On October 3, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Koss Corporation (the “Company”), the shareholders of the Company approved the Koss Corporation 2012 Omnibus Incentive Plan (the “2012 Omnibus Incentive Plan”). The summary of the Plan contained in this Current Report is qualified in its entirety by reference to the full text of the Plan as filed in the Company's Definitive Proxy Statement on Schedule 14A on August 27, 2012. Capitalized terms used but not defined in this Current Report have the meanings assigned to them in the Plan.
The 2012 Omnibus Incentive Plan authorizes the Compensation Committee to grant stock incentive awards to employees, directors and consultants. The Compensation Committee will administer the 2012 Omnibus Incentive Plan and has complete discretion, subject to the terms of the 2012 Omnibus Incentive Plan, to determine, among other things, which individuals will receive awards, the type, number and frequency of and the number of shares subject to such awards, and, to the extent not otherwise expressly provided in the 2012 Omnibus Incentive Plan, the terms and conditions of the awards.
Stock Option Awards. Options granted under the 2012 Omnibus Incentive Plan may be incentive stock options (“ISOs”), as defined under and subject to Section 422 of the Internal Revenue Code (the “Code”), or non-qualified stock options (“NSOs”). The options will be exercisable at such times and subject to such terms and conditions as the Compensation Committee may determine. All options will expire no later than ten years from the date of grant. Generally, options will expire upon an optionee's termination of service status for cause, one year following the termination of service status due to disability, upon normal expiration of the option in the event of death, three months following termination due to retirement, or three months after the termination of service status for any other reason; provided, however, that options will expire prior to said times if and at such time that the original option exercise term otherwise expires. ISOs may not be granted to our outside (non-employee) directors or consultants. The option price for any option will not be less than 100% of the fair market value of our common stock as of the date of grant and will be paid in cash, or, in certain circumstances, shares of our common stock, at the time of exercise. Stock options are not transferable except by will or the laws of descent and distribution.
Stock Appreciation Rights. The Compensation Committee may also award stock appreciation rights (“SARs”) under the plan. SARs may be granted in conjunction with all or part of any stock option, will be exercisable only at such times as and to the extent the underlying stock option is exercisable and upon exercise is paid in cash, common stock or a combination thereof, at the discretion of the Compensation Committee.
Restricted Stock. Restricted stock may be granted contingent upon the attainment of specified performance goals or such other factors as the Compensation Committee may determine and, during the period of restriction, the holder of restricted stock may not sell, transfer, pledge or assign the restricted stock. In general, except for an award of restricted stock in lieu of cash compensation, the period of restriction for any grant of restricted stock will be based on the recipient's continued status as a service provider to the Company.
Change in Control Provisions. Upon the occurrence of a “change in control” of the Company, as defined in the 2012 Omnibus Incentive Plan, any outstanding stock options and SARs, which are not then exercisable, will become fully exercisable and vested. Likewise, the restrictions applicable to restricted stock will lapse and such shares and awards will be free of all restrictions and deemed fully vested under the terms of the original grant.
Miscellaneous. The 2012 Omnibus Incentive Plan may be amended or discontinued by our Board of Directors, provided that the Board may not, without the approval of our stockholders, (a) increase the number of shares reserved for distribution or decrease the option price of a stock option below 100% of the fair market value at grant or change the pricing terms applicable to stock purchase rights, except as expressly provided in the 2012 Omnibus Incentive Plan, (b) change or expand the class of service providers eligible to receive awards under the 2012 Omnibus Incentive Plan, or (c) extend maximum exercise periods for awards. No amendment or discontinuance may impair the rights of an optionee or recipient under an outstanding stock option or other award without the recipient's consent.
Shares Authorized Under the Plan. The total number of shares of common stock of the Company authorized to be issued under the Plan in connection with Awards, including Incentive Stock Options, shall be 2,000,000, plus the number of shares of Common Stock subject to awards granted under the Company's 1990 Flexible Incentive Plan and outstanding as of the effective date of the Plan that expire or are otherwise forfeited, canceled or terminated after the effective date of the 2012 Omnibus Incentive Plan.

New Plan Benefits. On July 25, 2012, the board approved 430,000 stock options to our named executive officers and select key employees under the 2012 Omnibus Incentive Plan. These stock options were issued contingent upon approval of the 2012 Omnibus Incentive Plan by our stockholders at the Annual Meeting.

Item 5.07      Submission of Matters to a Vote of Security Holders.

On October 3, 2012, the Company held its Annual Meeting at the Hilton Milwaukee River at 4700 North Port Washington Road, Milwaukee, Wisconsin.

At the Annual Meeting, the Company’s stockholders elected John C. Koss, Thomas L. Doerr, Michael J. Koss, Lawrence S. Mattson, Theodore H. Nixon, and John J. Stollenwerk to serve as directors for one-year terms.  In addition, the Company’s stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013 and approved the Koss Corporation 2012 Omnibus Incentive Plan.

The following tables show the voting results of the Annual Meeting:

1.             Election of directors

Director	Votes For	Votes Withheld	Broker Non-Vote
John C. Koss	6,231,410	9,081	847,968
Thomas L. Doerr	6,163,331	77,160	847,968
Michael J. Koss	6,228,043	12,448	847,968
Lawrence S. Mattson	6,163,570	76,921	847,968
Theodore H. Nixon	6,164,621	75,870	847,968
John J. Stollenwerk	6,220,915	19,576	847,968

2.             Proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2013.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,065,769	4,755	17,935	—

3.             Proposal for the approval of the Koss Corporation 2012 Omnibus Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
5,553,836	592,025	94,630	847,968

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 5, 2012	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President